CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117166 and No. 333-137127) of Nexstar Broadcasting Group, Inc. of our report dated March 15, 2011 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 15, 2011